Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

REPLIGEN CORPORATION

Pursuant to Section 242

of the General Corporation Law of

the State of Delaware

Repligen Corporation, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.    The Certificate of Incorporation of the Corporation, as amended, is hereby further amended by adding a new Article ELEVENTH to read in its entirety as follows:

“ELEVENTH.     To the fullest extent permitted by law, the Board of Directors shall have the power to alter, amend or repeal the By-laws of the Corporation and to make new by-laws.”

2.    The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation has executed this Certificate of Amendment to the Certificate of Incorporation as of May 19, 2023.

REPLIGEN CORPORATION

By:	/s/ Tony J. Hunt
Name: Tony J. Hunt
Title: President and Chief Executive Officer

2